Exhibit 23.0

Rowles & Company, LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-184373 and 333-192973 on Form S-8 of our report dated June 26, 2015 relating to the consolidated financial statements of Hamilton Bancorp, Inc. and subsidiary as of March 31, 2015 and for the year then ended appearing in this Annual Report on Form 10-K.

/s/ Rowles & Company, LLP

Rowles & Company, LLP

Baltimore, Maryland

June 29, 2016